Exhibit 1.1

CEDAR REALTY TRUST, INC.

(a Maryland corporation)

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

July 26, 2016

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in its capacity as an agent and affiliate of the Forward Purchaser (as defined below), the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with you (the “Underwriter”) with respect to (a) subject to Section 11 hereof, the sale by the Forward Seller and the purchase by you of an aggregate of 5,000,000 shares (the “Borrowed Underwritten Shares”) of common stock, $.06 par value per share, of the Company (the “Common Stock”) and (b) the grant by the Company to the Underwriter of the option described in Section 3(b) hereof to purchase all or any portion of an additional 750,000 shares of Common Stock (the “Borrowed Option Shares”). The Company understands that the Underwriter proposes to offer the Shares (as defined below) for sale upon the terms and conditions contemplated by (i) this Underwriting Agreement (this “Agreement”) and (ii) the Base Prospectus (as defined below), any preliminary prospectus supplement, any Permitted Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the information included on Schedule B hereto.

The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 11(a) hereof) are herein referred to collectively as the “Underwritten Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares (as defined in Section 11(a) hereof) are herein referred to collectively as the “Option Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Company Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.”

As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and Bank of America, N.A. (the “Forward Purchaser”) relating to the forward sale by the Company to the Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 3(b) hereof.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-203667) covering the public offering and sale of certain securities of the Company, including the Shares, under the Securities Act of

1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriter and the Shares within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Shares (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriter for use in connection with the offering and sale of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:00 p.m., New York City time, on July 26, 2016 or such other time as agreed to by the Company and the Underwriter.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, the most recent preliminary prospectus furnished to the Underwriter for general distribution to investors prior to the Applicable Time, and the information agreed to in writing by the Company and the Underwriter as the information to be conveyed orally by the Underwriter to purchasers of the Shares at the Applicable Time, as set forth on Schedule B, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

The Company is the sole general partner of the Operating Partnership. The Company owns all of its assets, and conducts substantially all of its business, through the Operating Partnership and its subsidiaries.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Underwriter, the Forward Purchaser and the Forward Seller at the date hereof, the Applicable Time, the Closing Time (as defined in Section 3(c)) and any Date of Delivery (as defined in Section 3(b)), and agrees with the Underwriter, the Forward Purchaser and the Forward Seller, as follows:

(i) Compliance with 1933 Act Requirements; Accurate Disclosure. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriter and the Shares pursuant to Rule 430(B)(f)(2) of the 1933 Act Regulations, at the Closing Time and at any Date of Delivery, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Time and at any Date of Delivery complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at any Date of Delivery included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Underwriter, the Forward Purchaser and the Forward Seller for use in connection with the offering was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto, or the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter, the Forward Seller or the Forward Purchaser specifically for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph under the heading “Underwriting,” the second sentence of the first paragraph, the second and third paragraphs, and the third sentence of the fourth paragraph under the heading “Underwriting—Price Stabilization, Short Positions” and the only paragraph under the heading “Underwriting—Electronic Distribution,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter/Forward Seller/Forward Purchaser Information”).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Shares in this offering, (c) at the Closing Time and (d) at any Date of Delivery did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and (ii) as of the date of execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(iv) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus that is required to be filed with the Commission by the Company, including each Issuer General Use Free Writing Prospectus, has been so filed with the Commission in accordance with the requirements of Rule 164 and Rule 433 and each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Underwriter, the Forward Purchaser and the Forward Seller as described in Section 4(l), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter/Forward Seller/Forward Purchaser Information.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

(vi) Financial Statements; Statistical and Market Related Data; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise indicated in such financial statements. The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma and as adjusted financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma and as adjusted adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) Related-Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii) Internal Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.

(x) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated or incorporated by reference therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Company, any of its subsidiaries or any Joint Venture (as defined below) (the “Properties”) has occurred which would be material with respect to the Company and its subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company’s Common Stock, in amounts per share that are consistent with past practice, dividends on the Company’s outstanding preferred stock in accordance with the terms thereof, and regular quarterly distributions on the common and preferred units of limited partnership interest in the Operating Partnership (the “Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no material increase in long-term debt or decrease in the capital of the Company or any of its subsidiaries.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a

Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of or other equity interests in any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other entity. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units in the Operating Partnership as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”), is in full force and effect.

(xiii) Joint Ventures. All of the joint ventures in which the Company or any of its subsidiaries owns an interest of greater than five percent and that are currently conducting business (the “Joint Ventures”) are listed on Schedule D hereto. The Company’s (or any such subsidiary’s, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule D. To the knowledge of the Company and the Operating Partnership, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company have been issued or sold in violation of, or were or are subject to, the preemptive or other similar rights of any securityholder of the Company or any other entity and the issue and sale, as applicable, of Company Shares, if any, by the Company will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(xv) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except for any outstanding convertible preferred units that are described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

(xvi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvii) Authorization of Forward Sale Agreements. The Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be, duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the Operating Partnership.

(xviii) Authorization and Description of Company Shares. The Company Shares, if any, to be issued and sold by the Company hereunder have been duly and validly authorized, and, when issued and delivered to and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, and the issuance thereof is not subject to any preemptive or other rights to subscribe for such Common Stock, and will be registered pursuant to Section 12 of the 1934 Act. The certificate evidencing the Shares complies or, as of the Closing Time and as of any Date of Delivery, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the New York Stock Exchange, Inc. (the “NYSE”). A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreement) under the Forward Sale Agreement have been duly authorized and reserved for issuance under the Forward Sale Agreement, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement will be validly issued, fully paid and non-assessable. A number of shares of Common Stock equal to two times the aggregate Full Number of Shares (as such term is defined in the Forward Sale Agreement or the relevant Additional Forward Sale Agreement, as applicable) have been duly authorized and reserved for issuance under the Forward Sale Agreement or the relevant Additional Forward Sale Agreement, as applicable, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or relevant Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or relevant Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, and the issuance thereof is not subject to any preemptive or other rights to subscribe for such Common Stock.

(xix) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the use of the proceeds to the Company from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company and the

Operating Partnership with their respective obligations hereunder and thereunder have been duly authorized by all necessary action and did not, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of either the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either the Company or the Operating Partnership, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Forward Sale Agreement or any Additional Forward Sale Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii) REIT Qualification. Commencing with its taxable year ended December 31, 1986, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1954, and commencing with its taxable year ended December 31, 1987, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder or under the Forward Sale Agreement or any Additional Forward Sale Agreement, in connection with the offering, issuance (as applicable) or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or the Forward Sale Agreement or any Additional Forward Sale Agreement, except for such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for the approval of the listing of the Shares on the NYSE.

(xxvi) Other Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter, the Forward Purchaser and the Forward Seller for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Forward Sale Agreement, any Additional Forward Sale Agreement, the Registration Statement, the General Disclosure Package and the Prospectus or, to the knowledge of the Company or the Operating Partnership, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriter’s, the Forward Seller’s or the Forward Purchaser’s compensation as determined by FINRA.

(xxvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) Title to Property. (A) The Company, each of its subsidiaries and any joint ventures in which the Company or any of its subsidiaries owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or its subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of the Company and its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the shares of Common Stock of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property). “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company, any subsidiary or joint venture obligations, (b) other liens which are expressly described in the Registration Statement, the General Disclosure Package and the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxx) Investment Company Act. The Company is not required, and (i) upon the offer and sale of the Shares as contemplated herein and (ii) the offer, sale and delivery of Shares upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries and none of them nor any of their directors, officers or employees is connected with the Company or any of its subsidiaries as a promoter, selling agent, trustee, director, officer or employee.

(xxxii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiii) Tax Returns. The Company and each of its subsidiaries, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect), and all such returns are accurate and complete in all material respects. The Company and each of its subsidiaries have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(xxxiv) Absence of Regulation M Violation. Neither the Company nor any of its subsidiaries, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxv) Registration Rights. Except for the registration rights granted to certain limited partners pursuant to the Operating Partnership Agreement, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement.

(xxxvi) Compliance with the Sarbanes-Oxley Act. There is and there has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(xxxvii) Patriot Act. The Company will apply the net proceeds received from the offering as provided in the section captioned “Use of Proceeds” in the Prospectus and, to the best of the Company’s and the Operating Partnership’s knowledge, none of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act.

(xxxviii) OFAC. None of the Company, the Operating Partnership, any of the other subsidiaries of the Company or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Company’s other subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of

Sanctions. The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (a) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental body or agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli) Tax Opinion. The Company’s Chief Financial Officer has reviewed the certificate containing factual representations and covenants which is referenced in the tax opinion rendered by Goodwin Procter LLP pursuant to Section 6(b) hereof and, to the extent such representations involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s Chief Financial Officer has had an opportunity to request additional information and obtain an explanation from the Company’s tax advisors and counsel and has done so to the extent any of the terms were unclear to him.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter, the Forward Seller or the Forward Purchaser or to counsel for the Underwriter, the Forward Seller or the Forward Purchaser shall be deemed a representation and warranty by the Company to the Underwriter, the Forward Seller and the Forward Purchaser as to the matters covered thereby.

SECTION 2. Representations and Warranties by the Forward Seller.

The Forward Seller represents and warrants to, and agrees with, the Underwriter and the Company that:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Time and at each Date of Delivery, if any, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

(b) The Forward Sale Agreement has been, and each Additional Forward Sale Agreement, if any, will be, duly authorized, executed and delivered by the Forward Purchaser and constitutes or will constitute, as applicable, a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) The Forward Seller will, at the Closing Time and at each Date of Delivery, if any, have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d) The Forward Seller represents and warrants to, and agrees with, the Underwriter that it is acting solely as an agent for the Forward Purchaser in connection with the transactions contemplated hereby.

SECTION 3. Sale and Delivery to Underwriter; Closing.

(a) Underwritten Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to the Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), at the purchase price per share set forth in Schedule A, the Underwritten Shares.

(b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby grants an option to the Underwriter, to purchase up to an additional 750,000 shares of Common Stock from the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), as applicable, at the purchase price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the

Option Shares. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. The Company shall, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Schedule F hereto between the Company and the Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriter from the Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the Underwriter the aggregate number of Option Shares with respect to which the option is being exercised at the purchase price per share set forth in Schedule A.

(c) If (i) any of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or any certificate delivered pursuant hereto are not true and correct as of the Closing Time as if made as of the Closing Time, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Time, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Time, (iv) this Agreement shall have been terminated on or prior to the Closing Time, (v) any of the conditions set forth in Section 3 of the Forward Sale Agreement have not been satisfied on or prior to the Closing Time, (vi) any of the representations and warranties of the Company and the Operating Partnership under the Forward Sale Agreement are not true and correct as of the Closing Time as if made as of the Closing Time or (vii) the Company has not delivered to the Forward Purchaser an opinion of counsel pursuant to Section 3(g) of the Forward Sale Agreement, on or prior to the Closing Time (clauses (i) through (vii), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriter at the Closing Time the Borrowed Underwritten Shares. In addition, in the event that (A) the Forward Purchaser determines, in its commercially reasonable judgment, that the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares, or (B) the Forward Purchaser determines, in its sole judgment, that the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriter at the Closing Time the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(d) If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 3(b) hereof, and (i) any of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or any certificate delivered pursuant hereto are not true and correct as of the relevant Closing Time or the relevant Date of Delivery, as applicable, as if made as of such Closing Time or the relevant Date of Delivery, as applicable, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the relevant Closing Time or the relevant Date of Delivery, as applicable, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the relevant Closing Time or the relevant Date of Delivery, as applicable, (iv) this Agreement shall have been terminated on or prior to the relevant Closing Time or the relevant Date of Delivery, as applicable, (v) any of the conditions set forth in Section 3 of the Additional Forward Sale Agreement have not been satisfied on or prior to the Closing Time or the relevant Date of Delivery, as applicable, (vi) any of the representations and warranties of the Company and the Operating Partnership under the Additional Forward Sale Agreement are not true and correct as of the Closing Time or the relevant Date of Delivery, as applicable, as if made as of the Closing Time or the relevant Date of Delivery, as applicable, or (vii) the Company has not delivered to the Forward Purchaser an opinion of counsel pursuant to Section 3(g) of such Additional Forward Sale Agreement, on or prior to the relevant Closing Time or the relevant Date of Delivery, as applicable (clauses (i) through (vii), together, the “Additional Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriter on the relevant Closing Time or the relevant Date of Delivery, as applicable, the Borrowed Option Shares. In addition, in the event that (A) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares, or (B) the Forward Purchaser determines, in its sole judgment, that the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriter on the relevant Closing Time or the relevant Date of Delivery, as applicable, the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(e) If (i) the Forward Seller elects, pursuant to Section 3(d) hereof, not to borrow and deliver for sale to the Underwriter at the Closing Time the total number of Borrowed Underwritten Shares, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 3(b) hereof and the Forward Seller elects, pursuant to Section 3(d) hereof, not to borrow and deliver for sale to the Underwriter at the Closing Time or the relevant Date of Delivery, as applicable, the total number of Borrowed Option Shares for such Date of Delivery, in either case, the Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the second business day prior to the Closing Time or such Date of Delivery, as the case may be.

(f) Payment. Payment of the purchase price for, and delivery of certificates for, the Underwritten Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter, the Forward Seller and the Company, at 9:00 A.M. (New York City time) on August 1, 2016, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made by wire transfer of immediately available funds to a bank account designated by the Forward Seller (with respect to any Borrowed Shares) and the Company (with respect to any Company Shares) against delivery to the Underwriter of certificates for the Shares to be purchased by the Underwriter.

(g) If the Forward Seller elects, pursuant to Section 3(c) hereof, not to borrow and deliver for sale to the Underwriter at the Closing Time or any Date of Delivery, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Time or such Date of Delivery. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Company Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this Section 3(g).

SECTION 4. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Underwriter, the Forward Purchaser and the Forward Seller as follows:

(a) Compliance with Commission Requests. The Company, subject to Section 4(b) hereof, will comply with the requirements of Rule 430B, and will notify the Underwriter, the Forward Purchaser and the Forward Seller immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by Section 4 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter, the Forward Purchaser and the Forward Seller or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the

Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, or to file a new registration statement relating to the Shares in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Underwriter, the Forward Purchaser and the Forward Seller written notice of such event or condition, (B) prepare any amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter, the Forward Purchaser and the Forward Seller with copies of any such amendment or supplement or new registration statement and (C) file with the Commission any such amendment, supplement or new registration statement and use its best efforts to have any amendment to the Registration Statement or any such new registration statement declared effective by the Commission as soon as possible if the Company is not eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement or new registration statement to which the Underwriter, the Forward Purchaser and the Forward Seller or counsel for the Underwriter, the Forward Purchaser and the Forward Seller shall reasonably object.

(c) Filing or Use of Amendments or Supplements. The Company has given the Underwriter, the Forward Purchaser and the Forward Seller written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Underwriter, the Forward Purchaser and the Forward Seller written notice of its intention to file or use any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Shares is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Shares, (ii) the Closing Time and (iii) the last day on which the exercise of the option described in Section 3(b) hereof may be settled, and will furnish the Underwriter, the Forward Purchaser and the Forward Seller with copies of any such new registration statement, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such new registration statement, amendment or supplement to which the Underwriter, the Forward Purchaser and the Forward Seller or counsel for the Underwriter, the Forward Purchaser and the Forward Seller shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter, the Forward Purchaser and the Forward Seller and counsel for the Underwriter, the Forward Purchaser and the Forward Seller, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, the Forward Purchaser and the Forward Seller, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriter, the Forward Purchaser and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to the Underwriter, the Forward Purchaser and the Forward Seller, without charge, as many copies of each preliminary prospectus as the Underwriter, the Forward Purchaser and the Forward Seller reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, the Forward Purchaser and the Forward Seller, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would

be) required by the 1933 Act to be delivered in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter, the Forward Purchaser and the Forward Seller may reasonably request. Each preliminary prospectus, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriter, the Forward Purchaser and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by them from the sale of the Shares in the manner specified in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to maintain the listing and satisfy the requirements for such continued listing of the Common Stock on the NYSE prior to the Closing Time. Additionally, the Company will use its best efforts to list on the NYSE, upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the Common Stock (if any) to be issued to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement (whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Early Valuation (as such terms are defined in the Forward Sale Agreement or the relevant Additional Forward Sale Agreement, as applicable) or otherwise).

(j) Restriction on Sale of Shares. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share (including Units) of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan; or (E) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including Units) issued in connection with any acquisitions; provided, however, any persons or entities being issued such shares of Common Stock or Units shall sign an agreement substantially in the form of Exhibit B hereto.

(k) Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, the Forward Purchaser and the Forward Seller, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter, the Forward Purchaser and the Forward Seller will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter, the Forward Purchaser and the Forward Seller. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter, the Forward Purchaser and the Forward Seller as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus, the Prospectus or any other registration statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter, the Forward Purchaser and the Forward Seller in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline, (i) promptly notify the Underwriter, the Forward Purchaser and the Forward Seller in writing and (ii) promptly file, if it is eligible to do so, an automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Underwriter, the Forward Purchaser and the Forward Seller in writing, (ii) promptly file a new shelf registration statement on the proper form relating to such Shares, in a form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, (iii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Underwriter, the Forward Purchaser and the Forward Seller in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n) Books and Records; Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Operating Partnership and their subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(o) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

(p) Compliance with the Sarbanes-Oxley Act. The Company will take all necessary actions to comply with the provisions of the Sarbanes-Oxley Act.

(q) Transfer Agent and Registrar. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(r) No Regulation M Violation. The Company will not, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Underwriter; provided that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act.

(s) DTC. The Company will cooperate with the Underwriter and use its best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company (“DTC”).

SECTION 5. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter, the Forward Purchaser and the Forward Seller of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for any Company Shares to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of such Company Shares to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA, if required, of the terms of the sale of the Shares, (ix) the fees and expenses of making the Shares eligible for clearance, settlement and trading through the facilities of DTC, (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation contained in the penultimate paragraph of Section 1(a)(i).

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Underwriter, the Forward Purchaser and the Forward Seller for all of their respective out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, the Forward Purchaser and the Forward Seller.

SECTION 6. Conditions of Underwriter’s, the Forward Purchaser’s and the Forward Seller’s Obligations. The obligations of the Underwriter, the Forward Purchaser and the Forward Seller hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and has been declared effective by the Commission. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Underwriter, the Forward Purchaser and the Forward Seller shall have received the favorable opinions and letters, dated the Closing Time, in each case in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, of (i) Goodwin Procter LLP, counsel for the Company and the Operating Partnership, to the effect set forth in Exhibits A-1-A, A-1-B and A-2 hereto and (ii) the General Counsel of the Company to the effect set forth in Exhibit A-3, and to such further effect as counsel to the Underwriter, the Forward Purchaser and the Forward Seller may reasonably request.

(c) Opinion of Counsel for the Underwriter, the Forward Purchaser and the Forward Seller. At the Closing Time, the Underwriter, the Forward Purchaser and the Forward Seller shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriter, the Forward Purchaser and the Forward Seller, with respect to the matters requested by the Underwriter, the Forward Purchaser and the Forward Seller. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, the Underwriter, the Forward Purchaser and the Forward Seller shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 6(a) hereof have been satisfied.

(e) Chief Financial Officer’s Certificate. At the time of the execution of this Agreement, the Underwriter, the Forward Purchaser and the Forward Seller shall have received a certificate of the chief financial officer of the Company, dated such date, in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, to the effect set forth in Exhibit C-1 hereto.

(f) Bring-down Chief Financial Officer’s Certificate. At the Closing Time, the Underwriter, the Forward Purchaser and the Forward Seller shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, to the effect set forth in Exhibit C-2 hereto.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter, the Forward Purchaser and the Forward Seller shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to an underwriter with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriter, the Forward Purchaser and the Forward Seller shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. The Company Shares, if any, to be issued and sold by the Company hereunder at the Closing Time or any Date of Delivery, and the Common Stock (if any) deliverable to the

Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement (whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Early Valuation (as such terms are defined in the Forward Sale Agreement or relevant Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(j) Lock-up Agreement. At the date of this Agreement, the Underwriter shall have received agreements substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(k) No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(l) No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Underwriter, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect, (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 6(e) hereof which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares and (iii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Conditions to Purchase of Option Shares. In the event that the Underwriter exercises its option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in Sections 6(g), (h), (i) and (j) hereof shall be satisfied at each Date of Delivery and, at the relevant Date of Delivery, the Underwriter, the Forward Purchaser and the Forward Seller shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Company and the Operating Partnership. The favorable opinions of (i) Goodwin Procter LLP, counsel for the Company and the Operating Partnership, and (ii) the General Counsel of the Company, in each case in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b) hereof.

(iii) Opinion of Counsel for the Underwriter, the Forward Purchaser and the Forward Seller. The favorable opinion of Sidley Austin LLP, counsel for the Underwriter, the Forward Purchaser and the Forward Seller, in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriter, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter, the Forward Purchaser and the Forward Seller pursuant to Section 6(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Chief Financial Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief financial of the Company, on behalf of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriter, the Forward Purchaser and the Forward Seller shall have been furnished with such documents and opinions as it may require for the purpose of enabling it to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter, the Forward Purchaser and the Forward Seller and counsel for the Underwriter, the Forward Purchaser and the Forward Seller.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Shares, may be terminated by the Underwriter by notice to the Company, the Forward Purchaser and the Forward Seller at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriter, the Forward Purchaser and the Forward Seller. The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Underwriter, the Forward Purchaser and the Forward Seller, their affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls the Underwriter, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter, the Forward Purchaser and the Forward Seller), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter/Forward Seller/Forward Purchaser Information.

(b) Indemnification of Company, Directors and Officers and the Operating Partnership. The Underwriter agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter/Forward Seller/Forward Purchaser Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Underwriter, the Forward Purchaser and the Forward Seller, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriter, the Forward Purchaser and the Forward Seller on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriter, the Forward Purchaser and the Forward Seller on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriter, the Forward Purchaser and the Forward Seller on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and (ii) the difference between (a) the aggregate price to the public received by the Underwriter for the Shares and (b) the aggregate price paid by the Underwriter, the Forward Purchaser and the Forward Seller to the Company for the Shares (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement assuming, in each case, Physical Settlement thereof on the Effective Date (as such terms are defined in the Forward Sale Agreement or relevant Additional Forward Sale Agreement, as applicable)), bear to the aggregate price to public of the Shares, or with respect to the Forward Purchaser and the Forward Seller, the aggregate spread received by affiliates of the Forward Seller under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate price to public, as applicable.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriter, the Forward Purchaser and the Forward Seller on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriter, the Forward Purchaser and the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Underwriter, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter, the Forward Purchaser and the Forward Seller were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Underwriter, the Forward Purchaser and the Forward Seller (except as may be provided in any agreement among the Underwriter, the Forward Purchaser and the Forward Seller relating to the offering of the Shares) shall not be required to contribute any amount in excess of, with respect to the Underwriter, the difference between (a) the aggregate price to the public received by the Underwriter for the Shares underwritten by it and distributed to the public and (b) the aggregate price paid by the Underwriter to the Company for the Shares or, with respect to the Forward Seller and the Forward Purchaser, the aggregate spread received by affiliates of the Forward Seller under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, exceeds the amount of any damages which such Underwriter, Forward Purchaser or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Underwriter, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s, the Forward Seller’s or the Forward Purchaser’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as the Underwriter, the Forward Purchaser or the Forward Seller, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership and any other subsidiary of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the

Underwriter, the Forward Purchaser or the Forward Seller or their respective Affiliates, officers, directors and or selling agents, any person controlling the Underwriter, the Forward Purchaser or the Forward Seller or the Company’s officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Shares.

SECTION 10. Termination of Agreement.

(a) Termination. The Underwriter may terminate this Agreement, by notice to the Company, the Forward Purchaser and the Forward Seller at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering of the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE MKT Equities or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Maryland authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 11. Issuance and Sale by the Company

(a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Time or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 3(c), all the Additional Conditions are not satisfied at the Closing Time or the applicable Date of Delivery, if any, as the case may be, and the Forward Seller elects, pursuant to Section 3(d) or Section 3(e) hereof, as the case may be, not to deliver the Borrowed Underwritten Shares or the Borrowed Option Shares deliverable by the Forward Seller, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be borrowed and delivered for sale by the Forward Seller under this Agreement or (iii) in the Forward Purchaser’s sole judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriter, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriter. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Time or the applicable Date of Delivery, as the case may be, for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The Common Stock sold by the Company to the Underwriter pursuant to this Section 11(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the Common Stock sold by the Company to the Underwriter pursuant to this Section 11(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriter or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Time, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the Closing Time or the applicable Date of Delivery, in the case of Borrowed Option Shares, and the Forward Seller elects, pursuant to Section 3(d) or Section 3(e) hereof, as the case may be, not to deliver and sell to the Underwriter the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement at the Closing Time or the relevant Date of Delivery, as the case may be, a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be borrowed and delivered for sale by the Forward Seller under this Agreement or (iii) in the Forward Purchaser’s sole judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter, the Forward Purchaser and the Forward Seller shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, fax no. (646) 855-3073, with a copy to ECM Legal, fax no. (212) 230-8730; and notices to the Company and the Operating Partnership shall be directed to each at 44 South Bayles Avenue, Port Washington, New York 11050, attention of Philip Mays, Chief Financial Officer, fax (516) 767 6497.

SECTION 13. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriter, Forward Purchaser and Forward Seller on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, the Underwriter, Forward Purchaser and Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or any other subsidiary of the Company or the stockholders, creditors or employees of the Company and the Operating Partnership or any other party, (c) the Underwriter, Forward Purchaser and Forward Seller have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter, the Forward Purchaser or the Forward Seller has advised or is currently advising the Company, the Operating Partnership or any other subsidiary of the Company on other matters) or any other obligation to the Company or the Operating Partnership with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriter, the Forward Purchaser and the Forward Seller and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (e) the Underwriter, the Forward Purchaser and the Forward Seller have not provided any legal, accounting, financial, regulatory or tax advice with respect to the offering of the Shares and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Forward Purchaser, the Forward Seller, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Forward Purchaser, the Forward Seller, the Company, the Operating Partnership and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Forward Purchaser, the Forward Seller, the Company and the Operating Partnership and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Underwriter, the Forward Purchaser and the Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Forward Purchaser, the Forward Seller, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name:	Bruce J. Schanzer
Title:	President and Chief Executive Officer

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	Cedar Realty Trust, Inc., its general partner

By:	/s/ Bruce J. Schanzer
Name:	Bruce J. Schanzer
Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Chris Djoganopoulos
Name:	Chris Djoganopoulos
Title:	Managing Director Investment Banking

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

Acting in its capacity as Forward Purchaser

SCHEDULE A

The purchase price per share for the Shares to be paid by the Underwriter shall be $7.71; subject to adjustment in accordance with Section 3(b) for dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

Sch A

SCHEDULE B

Information Conveyed Orally By Underwriter To Purchasers

Included In The General Disclosure Package

Offering Price: the price paid by each initial purchaser of the Shares

Sch B

SCHEDULE C

Issuer Free Writing Prospectuses

1. None

Sch C

SCHEDULE D

Schedule of Joint Ventures

Joint Venture	Cedar Ownership Interest
Fameco Cedar Joint Venture	60%
PCP Cedar Joint Ventures	40%

Sch D

SCHEDULE E

James J. Burns
Abraham Eisenstat
Pamela N. Hootkin
Paul G. Kirk, Jr.
Philip R. Mays
Robin McBride Zeigler
Steven G. Rogers
Bruce J. Schanzer
Roger Widmann

Sch E

SCHEDULE F

FORWARD CONFIRMATION

Sch F

Exhibit A-1-A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

A-1-A-1

Exhibit A-1-B

FORM OF NEGATIVE ASSURANCE LETTER

OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

A-1-B-1

Exhibit A-2

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

A-2-1

Exhibit A-3

FORM OF OPINION OF GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

A-3-1

Exhibit B

Form of lock-up from directors, executive officers or other stockholders pursuant to Section 6(h)

July 26, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Cedar Realty Trust, Inc.

Dear Sirs:

The undersigned, a stockholder, executive officer and/or director of Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Cedar Realty Trust Partnership, L.P. providing for the public offering (the “Public Offering”) of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $.06 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 45 days from the date of the Prospectus (as defined in the Underwriting Agreement), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including Units, as defined in the Underwriting Agreement), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Shares”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap, agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the avoidance of doubt, the undersigned may purchase shares of Common Stock through the exercise of options or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of the Underwriter; provided, that, in the case of clauses (i), (ii), (iii) and (iv) below, (1) the Underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be filed with the Securities and Exchange Commission pursuant to a Form 4—Statement of Changes of Beneficial Ownership and (4) the undersigned does not otherwise voluntarily effect a filing on such Form 4 regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

B-1

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	as sales of Common Stock solely to satisfy the tax obligation (withholding or otherwise) of the undersigned in connection with the vesting of equity awards acquired by the undersigned pursuant to equal incentive plans existing and in effect on that date of this lock-up agreement.

Furthermore, during the 45 day lock-up period from the date of the Underwriting Agreement, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, within one week of such sale and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales within one week of such sale.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name:

B-2

Exhibit C-1

Form of CFO Certificate

C-1-1

Exhibit C-2

Form of CFO Certificate

C-2-1